Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to the Registration Statement of Univision Communications Inc. on Form S-4 (No. 333-99037) of our report on the consolidated financial statements of Entravision Communications Corporation, dated February 7, 2003, appearing in the Annual Report on Form 10-K of Univision Communications Inc. for the year ended December 31, 2002 as amended by Form 10-K/A filed on March 27, 2003.

/s/ MCGLADREY & PULLEN, LLP

Pasadena, California

October 14, 2003